UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-7323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In early December 2005, the Company’s actuarial consulting firm informed the Company of an error in the software program created by the consultant in June 1995, to calculate certain items in connection with the Company’s defined benefit pension plan for managers, office employees and commissary employees. The error was in a formula the consultant used to calculate the pro-ration of an individual’s benefits between pre- and post- 1993 accounts. According to the actuarial consultant, its formula failed to properly pro-rate the benefit for service for plan participants with less than 28 years of service before normal retirement. Given the nature of the error, the Company could not have identified this error through its review of the actuarial information provided by the actuarial consultant.

The actuarial consultant has confirmed to the Company that the error did not affect any benefits paid to plan participants.

The formula error has impacted the calculation (computed under Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions”) of the Company’s net periodic pension cost (and related balance sheet and income statement accounts) for that defined benefit pension plan, resulting in a series of quarterly/annual overstatements of the Company’s net periodic pension cost for each of the previous ten fiscal years. The overstatement in each period is deemed by the Company to be immaterial for that period. The cumulative balance sheet effect of these errors as of May 30, 2005 is an understatement of prepaid assets of approximately $1,866,000, of which $268,000 was understated in “Prepaid expenses and sundry deposits” and $1,598,000 was understated in “Other long-term assets.”

With the approval of the Audit Committee, the Company is in the process of restating its previously issued consolidated financial statements (i) on Form 10-K for the fiscal year ended May 29, 2005 and (ii) on Form 10-Q for the fiscal quarter ended September 18, 2005. These restatements will result in a reduction of payroll and related expenses in these prior periods associated with the Company’s defined benefit pension plan for restaurant managers and office employees. The cumulative effect on total assets was understatements of $1,986,000 as of September 18, 2005 and $1,866,000 as of May 29, 2005

The table below shows the financial statement effect of the formula error on the Company’s balance sheets for each of the last two fiscal years plus the first quarter of fiscal 2006:

	(in thousands)
	Sept. 18, 2005	May 29, 2005	May 30, 2004
Prepaid pension cost – as reported	$2,761	$2,836	$2,957
Prepaid pension cost – as restated	4,747	4,702	4,546
Amount of understatement	(1,986)	(1,866)	(1,589)

Total assets – as reported	170,600	165,599	156,848
Total assets – as restated	172,586	167,465	158,437
Amount of understatement	(1,986)	(1,866)	(1,589)
As a percentage of total assets	1.2%	1.1%	1.0%

Deferred income taxes – as reported	4,372	4,196	3,540
Deferred income taxes - as restated	5,047	4,830	4,080
Amount of understatement	(675)	(634)	(540)

Total shareholders’ equity – as reported	93,738	92,170	79,467
Total shareholders’ equity – as restated	95,049	93,402	80,516
Amount of understatement	(1,311)	(1,232)	(1,049)
As a percentage of shareholders’ equity	1.4%	1.3%	1.3%

The table below shows the financial statement effect of the formula error on the income statements for each of the Company’s last five fiscal years (in thousands, except per share amounts):

	2005	2004	2003	2002	2001
Payroll and related expense – as reported	$92,629	$88,061	$81,004	$73,811	$64,826
Payroll and related expense – as restated	92,352	87,818	80,815	73,633	64,662
Amount of overstatement	277	243	189	178	164
As a percentage of sales	(0.1)%	(0.1)%	(0.1)%	(0.1)%	(0.1)%

Net earnings – as reported	14,558	10,529	9,778	7,971	7,686
Net earnings – as restated	14,741	10,689	9,903	8,088	7,794
Amount of understatement	(183)	(160)	(125)	(117)	(108)
As a percentage of net earnings	1.3%	1.5%	1.3%	1.5%	1.4%

Diluted EPS – as reported	2.82	2.05	1.95	1.59	1.49
Diluted EPS – as restated	2.86	2.08	1.97	1.61	1.51
Amount of understatement	(.04)	(.03)	(.02)	(.02)	(.02)
As a percentage of diluted EPS	1.4%	1.5%	1.0%	1.3%	1.3%

The table below shows the financial statement effect of the error on the Company’s income statements for each of the last five fiscal quarters, (in thousands, except per share amounts):

Number of weeks in quarter:	16 1st Q 2006	12 4th Q 2005	12 3rd Q 2005	12 2nd Q 2005	16 1st Q 2005
Payroll and related expense – as reported	$28,672	$21,432	$21,005	$22,200	$27,993
Payroll and related expense – as restated	28,552	21,368	20,941	22,136	27,908
Amount of overstatement	120	64	64	64	85
As a percentage of sales	(0.1)%	(0.1)%	(0.1)%	(0.1)%	(0.1)%

Net earnings – as reported	2,522	2,772	6,143	2,744	2,899
Net earnings – as restated	2,601	2,814	6,185	2,786	2,956
Amount of understatement	(79)	(42)	(42)	(42)	(57)
As a percentage of net earnings	3.1%	1.5%	0.7%	1.5%	2.0%

Diluted EPS – as reported	.49	.54	1.19	.53	.56
Diluted EPS – as restated	.50	.55	1.20	.54	.57
Amount of understatement	(.01)	(.01)	(.01)	(.01)	(.01)
As a percentage of diluted EPS	2.0%	1.9%	0.8%	1.9%	1.8%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE January 19, 2006

	BY	/s/ Donald H. Walker
Donald H. Walker
Vice President - Finance and
Principal Financial Officer